[LETTERHEAD]



                                 June 28, 2001




Gardner Lewis Investment Trust
105 North Washington Street
Post Office Box 69
Rocky Mount, NC 27802-0069


Re: Post-Effective Amendment No. 23 to Registration Statement on Form N-1A for Gardner Lewis Investment Trust ("Trust") (File Nos. 33-53800 and 811-07324)

Dear Ladies and Gentlemen:

         We hereby consent to the reference in the Trust's Statements of Additional Information to Parker, Poe, Adams & Bernstein, L.L.P. as counsel to the Trust and to the inclusion of this consent as an exhibit to Post-Effective Amendment No. 23 to the Trust's Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                       Very truly yours,

                                       /s/ Parker, Poe, Adams & Bernstein L.L.P.


                                       PARKER, POE, ADAMS & BERNSTEIN L.L.P.

PJS/jfr